    As filed with the Securities and Exchange Commission on October 30, 1997.

                                                 REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                              -------------------------

                                      FORM S-3

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------------

                           BAY APARTMENT COMMUNITIES, INC.
               (Exact name of Registrant as specified in its charter)

             Maryland                                  77-0404318
     (State of Incorporation)            (I.R.S. Employer Identification Number)

                       4340 STEVENS CREEK BOULEVARD, SUITE 275
                             SAN JOSE, CALIFORNIA 95129
                                   (408) 983-1500

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         -------------------------------

                                  GILBERT M. MEYER
            CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           BAY APARTMENT COMMUNITIES, INC.
         4340 STEVENS CREEK BOULEVARD, SUITE 275, SAN JOSE, CALIFORNIA 95129
                                   (408) 983-1500

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------

                                 WITH COPIES TO:
                              DAVID W. WATSON, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                EXCHANGE PLACE, BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

            If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering./ /

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering./ /

            If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                            -----------------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title of Securities          Amount to be       Proposed Maximum      Proposed Maximum Aggregate       Amount of
 Being Registered           Registered(1)   Offering Price Per Unit(2)     Offering Price(3)        Registration Fee(4)
-----------------------------------------------------------------------------------------------------------------------
  Preferred Stock            $400,000,000           N.A.                     $400,000,000                $112,681
  Common Stock

=======================================================================================================================

(1) The amount to be registered consists of up to $400,000,000 of an indeterminate amount of Preferred Stock and/or Common Stock. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), this amount includes $28,156,813 of securities being carried forward from the earlier Registration Statement on Form S-3 (No. 333-15875), which have not been previously sold. There is also being registered hereunder such currently indeterminate number of shares of Common Stock as may be issued upon conversion of the Preferred Stock registered hereby.

(2) The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964.

(3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for shares of Common Stock issued upon conversion of Preferred Stock.

(4) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 429 under the Securities Act, the amount of $28,156,813 of securities covered by the earlier Registration Statement on Form S-3 (No. 333-15875) is being carried forward and the corresponding registration fee of $8,532 was previously paid at the time of filing.

The Prospectus contained in this Registration Statement relates to and constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (No. 333-15875) of the Registrant, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

PROSPECTUS

[LOGO]

                                 $400,000,000

                       BAY APARTMENT COMMUNITIES, INC.

                               PREFERRED STOCK
                                 COMMON STOCK

                               ---------------

      Bay Apartment Communities, Inc. (the "Company") may offer from time to time in one or more series (i) shares of preferred stock, par value $.01 per share ("Preferred Stock"), and (ii) shares of common stock, par value $.01 per share ("Common Stock"), with an aggregate public offering price of up to $400,000,000 in amounts, at prices and on terms to be determined at the time of offering. The Preferred Stock and Common Stock (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

      The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Preferred Stock, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price, and
(ii) in the case of Common Stock, any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), or otherwise appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. See "Restrictions on Transfers of Capital Stock."

      The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

      The Securities may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

                The date of this Prospectus is October 30, 1997.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission
(the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, and such electronic versions are available to the public at the Commission's World-Wide Web Site, http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained via EDGAR or by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock and 8.50% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), are listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange (the "PCX"), and such reports and information can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, and at the PCX, 301 Pine Street, San Francisco, California 94104.

     In accordance with Section 2-210 of the Maryland General Corporation Law, as amended (the "MGCL"), the Board of Directors has authorized the issuance of some or all of the shares of any or all of its classes or series of capital stock without certificates. In addition, the Company has the authority to designate and issue more than one class or series of capital stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Preferred Stock" and "Description of Common Stock." The Company's Articles of Incorporation impose limitations on the ownership and transfer of the Company's capital stock. See "Restrictions on Transfers of Capital Stock." The Company will furnish a full statement of the relative rights and preferences of each class or series of capital stock of the Company which has been so designated and any restrictions on the ownership or transfer of capital stock of the Company to any stockholder upon request and without charge. Written requests for such copies should be directed to: Bay Apartment Communities, Inc., 4340 Stevens Creek Boulevard, Suite 275, San Jose, California 95129, Attention: Chief Financial Officer.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:
(i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997, (iii) Current Report on Form 8-K dated January 21, 1997, (iv) Current Report on Form 8-K dated April 18, 1997, as amended by Current Reports on Form 8-K dated April 18, 1997, as filed on April 21, 1997 and June 16, 1997, respectively, (v) Current Report on Form 8-K dated July 25, 1997, (vi) Current Report on Form 8-K dated August 14, 1997,
(vii) Current Report on Form 8-K dated September 4, 1997, (viii) Current Report on Form 8-K dated September 10, 1997, (ix) Current Report on Form 8-K dated September 23, 1997, and (x) the description of the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock contained in the Company's Registration Statement on Form 8-A dated June 18, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, at the request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to: Bay Apartment Communities, Inc., 4340 Stevens Creek Boulevard, Suite 275, San Jose, California 95129, Attention: Chief Financial Officer.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.


                                  THE COMPANY

     The Company has engaged in apartment community acquisition, development, construction, reconstruction, financing, marketing, leasing and management since 1978 and is one of the most experienced developers and operators of upscale apartment communities in Northern California and, in particular, the San Francisco Bay Area. As a self-administered and self-managed REIT, the Company owns and manages apartment communities (the "Communities") located in Northern California (principally in the San Francisco Bay Area), Southern California (i.e., Los Angeles, Orange and San Diego Counties) and the State of Washington (i.e., King County).

     The Company is a fully-integrated real estate organization with in-house development, construction, acquisition, reconstruction, financing, marketing, leasing and management expertise. With its experience and in-house capabilities, the Company believes it is well-positioned to continue to take advantage of opportunities to develop and acquire upscale apartment homes in its target markets.

     The Company elected to be taxed as a REIT for Federal income tax purposes for the year ended December 31, 1994 and has not revoked such election. The Company was incorporated under the laws of the State of California in 1978 and reincorporated under the laws of the State of Maryland, pursuant to a reincorporation merger, in July 1995. Its executive offices are located at 4340 Stevens Creek Boulevard, Suite 275, San Jose, California 95129, and its telephone number is (408) 983-1500.


                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of Securities for general corporate purposes, which may include the acquisition or development of additional properties, the repayment of outstanding debt or the improvement of certain properties already in the Company's portfolio.

                 RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown:


     January 1-     Year Ended    Year Ended     March 17-    January 1-    Year Ended     Year Ended
      June 30,     December 31,   December 31,  December 31   March 16,     December 31,   December 31,
        1997           1996          1995         1994         1994(1)        1993(1)        1992(1)
        ----           ----          ----         ----         ------         ------         ------

Ratio   1.93x          1.61x        1.26x         1.76x          .71x           .96x           .71x

------------------------------

(1) Ratios for the period January 1 - March 16, 1994 and the years ended 1993 and 1992 reflect periods prior to the recapitalization and initial public offering of the Company on March 17, 1994. The earnings for these periods were inadequate to cover fixed charges as follows:

          Period January 1 - March 16, 1994               $         716,000
          Year ended December 31, 1993                              447,000
          Year ended December 31, 1992                            3,916,000

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense, capitalized interest and the amortization of debt issuance costs. The Company issued 2,308,800 shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), in October 1995, 405,022 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), in May 1996 and 2,300,000 shares of Series C Preferred Stock in June 1997.


                        DESCRIPTION OF PREFERRED STOCK

     The description of the Company's Preferred Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws, as amended (the "Bylaws").

GENERAL

     Under the Company's Articles of Incorporation, the Company has authority to issue twenty-five (25) million shares of Preferred Stock, of which 2,308,800 shares have been designated Series A Preferred Stock and are currently outstanding, 405,022 shares have been designated Series B Preferred Stock and are currently outstanding and 2,300,000 shares have been designated Series C Preferred Stock and are currently outstanding. The Series C Preferred Stock is listed on the NYSE and the PCX under the symbol "BYA pc." Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors of the Company. Prior to the issuance of shares of each series, the Board of Directors is required by the MGCL, and the Company's Articles of Incorporation, to fix for each series, subject to the provisions of the Company's Articles of Incorporation regarding excess stock, $.01 par value per share ("Excess Stock"), the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Preferred Stock will, when issued following the receipt of full consideration therefor, be fully paid and nonassessable and will have no preemptive rights. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then market price of such shares of Common Stock.

TERMS

     The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Articles of Incorporation and Bylaws and any applicable amendment to the Articles of Incorporation designating terms of a series of Preferred Stock (a "Designating Amendment").

     Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

          (1)  The title and stated value of such Preferred Stock;

          (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

          (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

          (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

          (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

          (6)  The provision for a sinking fund, if any, for such Preferred
               Stock;

          (7) The provision for redemption, if applicable, of such Preferred Stock;

          (8)  Any listing of such Preferred Stock on any securities exchange;

          (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof);

          (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

          (11) A discussion of federal income tax considerations applicable to such Preferred Stock;

          (12) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (13) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

          (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

RANK

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

     Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any Common Stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period, or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

     Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

     If so indicated in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, then the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, then such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if a series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, or
(ii) if a series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

     If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by the Company.

     Notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date;
(ii) the number of shares and series of the Preferred Stock to be redeemed;
(iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, then the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

     Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Articles of Incorporation or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock, and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Stock of the Company. Therefore, in addition to limitations already included in the Company's Articles of Incorporation, the Designating Amendment for each series of Preferred Stock may contain provisions restricting the ownership and transfer of the Preferred Stock. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Stock. See "Restrictions on Transfers of Capital Stock."

TRANSFER AGENT

     The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.


                          DESCRIPTION OF COMMON STOCK

     The description of the Company's Common Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws.

GENERAL

     Under the Articles of Incorporation, the Company has authority to issue 40 million shares of Common Stock. Under Maryland law, stockholders generally are not responsible for the Company's debts or obligations. As of October 24, 1997, the Company had outstanding 25,043,206 shares of Common Stock. The Common Stock is listed on the NYSE and the PCX under the symbol "BYA."

TERMS

     Subject to the preferential rights of any other shares or series of capital stock and to the provisions of the Company's Articles of Incorporation regarding Excess Stock, holders of shares of Common Stock will be entitled to receive dividends on shares of Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Subject to the provisions of the Company's Articles of Incorporation regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of Directors and, except as otherwise required by law or except as provided with respect to any other class or series of capital stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of Directors, which means that, subject to any rights to elect Directors that are granted to the holders of any class or series of Preferred Stock, the holders of a majority of the outstanding shares of Common Stock can elect all of the Directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any Directors.

     Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

     The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

     Subject to the provisions of the Company's Articles of Incorporation regarding Excess Stock, all shares of Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

     Pursuant to the MGCL, a corporation generally cannot dissolve, amend its Articles of Incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage is set forth in the Company's Articles of Incorporation, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. The Company's Articles of Incorporation do not provide for a lesser percentage in such situations.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities. See "Restrictions on Transfers of Capital Stock."

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company of New York, New York.


                  RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

     For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve (12) months or during a proportionate part of a shorter taxable year (in each case, other than the first such year). To ensure that the Company remains a qualified REIT, the Articles of Incorporation, subject to certain exceptions, provide that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than nine percent (9%) (the "Ownership Limit") of any class or series of the Company's capital stock. The Board of Directors may waive the Ownership Limit if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's status as a REIT. Any transfer of capital stock or any security convertible into capital stock that would create a direct or indirect ownership of capital stock in excess of the Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. The Board of Directors may, in its discretion, determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit will automatically be exchanged for shares of Excess Stock that will be transferred, by operation of law, to the Company as trustee of a trust for the exclusive benefit of the transferees to whom such capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote and, except upon liquidation, it will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid to a proposed transferee of Excess Stock prior to the discovery by the Company that capital stock has been transferred in violation of the provisions of the Company's Articles of Incorporation shall be repaid to the Company upon demand. The Excess Stock is not treasury stock, but rather constitutes a separate class of issued and outstanding stock of the Company. The original transferee-stockholder may, at any time the Excess Stock is held by the Company in trust, transfer the interest in the trust representing the Excess Stock to any individual whose ownership of the capital stock exchanged into such Excess Stock would be permitted under the Ownership Limit, at a price not in excess of the price paid by the original transferee-stockholder for the capital stock that was exchanged in Excess Stock. Immediately upon the transfer to the permitted transferee, the Excess Stock will automatically be exchanged for capital stock of the class from which it was converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Company.

     In addition to the foregoing transfer restrictions, the Company will have the right, for a period of 90 days during the time any Excess Stock is held by the Company in trust, to purchase all or any portion of the Excess Stock from the original transferee-stockholder for the lesser of the price paid for the capital stock by the original transferee-stockholder or the market price (as determined in the manner set forth in the Articles of Incorporation) of the capital stock on the date the Company exercises its option to purchase. The 90-day period begins on the date on which the Company receives written notice of the transfer or other event resulting in the exchange of capital stock for Excess Stock.

     Each stockholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of beneficial interests as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     This ownership limitation may have the effect of precluding acquisition of control of the Company unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company.


                             PLAN OF DISTRIBUTION

     The Company may sell Securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more purchasers, through agents or through any combination of these methods of sale. Direct sale to investors also may be accomplished through subscription rights distributed to the Company's stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying Securities are not subscribed for, the Company may sell the unsubscribed Securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed Securities to third parties.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices (any of which may represent a discount from the prevailing market prices).

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each class or series of Securities will be a new issue with no established trading market, other than the Common Stock and the Series C Preferred Stock, which are listed on the NYSE and the PCX. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE and the PCX, subject to official notice of issuance. The Company may elect to list any other series of Preferred Stock on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

     Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except
(i) the purchase by an institution of the Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by Contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such Contracts.

     In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the Securities offered hereby may not simultaneously engage in market making activities with respect to the Securities for a specified period prior to the commencement of such distribution.

                                 LEGAL MATTERS

     Certain legal matters, including the legality of the Securities, will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.


                                    EXPERTS

     The financial statements and schedule thereto incorporated by reference in this Prospectus or elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports have been audited by Coopers & Lybrand L.L.P., independent accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                              ------------------


                               TABLE OF CONTENTS

                                                  PAGE

Available Information...........................   2

Incorporation of Certain
  Documents by Reference........................   2

The Company.....................................   3

Use of Proceeds.................................   3

Ratios of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends.................   4

Description of Preferred Stock..................   4

Description of Common Stock.....................  10

Restrictions on Transfers of Capital Stock......  11

Plan of Distribution............................  12

Legal Matters...................................  14

Experts.........................................  14






                                  $400,000,000


[LOGO]                            BAY
                                  APARTMENT
                                  COMMUNITIES, INC.


                                  Preferred Stock
                                  Common Stock


                               -----------------
                                   PROSPECTUS
                               -----------------


                                October 30, 1997

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 The expenses in connection with the issuance and distribution of the securities being registered will be borne by the Company and are set forth in the following table (all amounts except the registration fee are estimated):

     Registration fee                                     $112,681
     Legal fees and expenses                               250,000
     Blue Sky expenses                                      10,000
     Accounting fees and expenses                          100,000
     Printing fees and expenses                            100,000
     Miscellaneous                                          27,319
                                                         ---------
            TOTAL                                         $600,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subject to certain limited exceptions, the Company's Articles of Incorporation and Bylaws, each as amended, limit the liability of the Company's Directors and officers to the Company for money damages for any breach of any duty owed by such Director or officer of the Company to the fullest extent permitted by Maryland law. The Maryland General Corporation Law ("MGCL") generally permits the liability of Directors and officers to a corporation or its stockholders for money damages to be limited, unless it is proved that
(i)(a) the Director or officer actually received an improper personal benefit in money, property or services, (b) the Director or officer acted in bad faith, or
(c) the Director's or officer's act or omission was the result of active and deliberate dishonesty, and (ii) the Director's or officer's act or omission was material to the matter giving rise to the proceeding. However, if the proceeding was one by or in the right of the Company, indemnification may not be made in respect of any proceeding in which the Director or officer shall have been adjudged to be liable to the Company. These provisions do not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     Pursuant to the authority granted in the Company's Articles of Incorporation and Bylaws, the Company has also entered into indemnification agreements with certain of its executive officers and members of the Board of Directors who are not officers of the Company, pursuant to which the Company has agreed to indemnify them against certain liabilities incurred in connection with their service as executive officers and/or Directors. These provisions and contracts could reduce the legal remedies available to the Company and its stockholders against these individuals.

ITEM 16.  EXHIBITS.

Exhibit No.         Description

   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered.
   8.1         Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.
   12.1 Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
   23.1        Consent of Coopers & Lybrand L.L.P., Independent Accountants.
   23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
   24.1 Powers of Attorney (included in Part II of this registration statement).

ITEM 17.  UNDERTAKINGS.

     (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, Bay Apartment Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on this 22nd day of October, 1997.


                                         BAY APARTMENT COMMUNITIES, INC.



                                         By:/s/ Gilbert M. Meyer
                                            ------------------------------------
                                                Gilbert M. Meyer
                                                Chairman of the Board, President
                                                and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Bay Apartment Communities, Inc. hereby severally constitute Gilbert
M. Meyer and Max L. Gardner, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith, a registration statement on Form S-3, which may be subsequently filed pursuant to Rule 462(b) of the Securities Act, and which would incorporate by reference this Registration Statement, and any and all amendments to either of said registration statements, and generally to do all such things in our names and in our capacities as officers and directors to enable Bay Apartment Communities, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to either of said registration statements and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                     CAPACITY                                    DATE
            ---------                     --------                                    ----


/s/ Gilbert M. Meyer                Chairman of the Board, President          October 22, 1997
--------------------------------    and Chief Executive Officer
        GILBERT M. MEYER            (Principal Executive Officer)



/s/ Max L. Gardner                  Director, Executive Vice                  October 22, 1997
---------------------------------   President and Chief Operating
         MAX L. GARDNER             Officer



/s/ Bruce A. Choate                 Director                                  October 22, 1997
--------------------------------
         BRUCE A. CHOATE


/s/ John J. Healy, Jr.              Director                                  October 22, 1997
--------------------------------
       JOHN J. HEALY, JR.


/s/ Brenda J. Mixson                Director                                  October 22, 1997
--------------------------------
        BRENDA J. MIXSON


/s/ Thomas H. Nielsen               Director                                  October 22, 1997
--------------------------------
        THOMAS H. NIELSEN


/s/ Jeffrey B. Van Horn             Vice President, Chief Financial           October 22, 1997
--------------------------------    Officer and Secretary (Principal
       JEFFREY B. VAN HORN          Financial and Accounting Officer)

                                 EXHIBIT INDEX


Exhibit No.                    Description
-----------                    -----------

  5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered.

  8.1        Opinion of Goodwin, Procter & Hoar  LLP as to certain tax matters.

 12.1 Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

 23.1        Consent of Coopers & Lybrand L.L.P., Independent Accountants.

 23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

 24.1 Powers of Attorney (included in Part II of this registration statement).





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